PRICING SUPPLEMENT NO. 14                                         Rule 424(b)(3)
DATED:  February 17, 2004                                    File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $20,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/20/2004   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  2/22/2005        CUSIP#: 073928D91

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[x]   Federal Funds Open Rate            Interest Reset Date(s): Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  1.03%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.03%

* On the 22nd of May, August, November and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.